Exhibit 99.1

            RESOURCES CONNECTION, INC. REPORTS THIRD QUARTER RESULTS

   THIRD QUARTER REVENUE IMPROVES 54% AND EARNINGS PER SHARE MORE THAN DOUBLE
                                  OVER Q3 2004

    COSTA MESA, Calif., March 29 /PRNewswire-FirstCall/ -- Resources Connection, Inc. (Nasdaq: RECN), an international professional services firm that provides, through its operating subsidiary Resources Global Professionals, experienced accounting and finance, risk management and internal audit, information management, human capital, supply chain management and legal professionals to clients on a project basis, today announced financial results for the quarter ended February 28, 2005.

    Total revenue for the third quarter of fiscal 2005 improved 54% to $135.2 million from $87.8 million for the same quarter in fiscal 2004. Net income for the quarter ended February 28, 2005, was $13.2 million, or $0.26 per diluted share, compared to net income of $5.8 million, or $0.12 per diluted share, in the February 2004 quarter.

    For the first nine months of fiscal 2005, revenue grew 75% to $387.6 million compared to $221.3 million for the nine month period in the prior year. Net income for the nine months ended February 28, 2005 was $40.3 million, or $0.80 per diluted share versus $13.6 million, or $0.29 per diluted share, in the prior year period.

    "Driven by the strength of our global client relationships and commitment of our associates, we are very pleased with another quarter of remarkable results," said Chairman and CEO Donald Murray. "We continue to see strong demand for our diversified services and will pursue our expansion as clients depend on our ability and global expertise to support their critical internal consulting needs."

    The third quarter also included several corporate milestones that further showcase the success and growth of the Company. On January 10, 2005, the company formally changed the name of its operating entity to better reflect the Company's global capabilities and reach. With more than 1,600 clients within 37 countries, Resources Global Professionals is considered an independent resource and partner to world-class corporations.

    Additionally, on February 8, 2005, the Company announced that its board of directors had declared a 2 for 1 split of its common stock for all stockholders of record as of February 18, 2005. All share and per share data presented, including prior year information, are presented reflecting this common stock split.

    ABOUT RESOURCES GLOBAL PROFESSIONALS
    Resources Global Professionals is an international professional services firm that provides accounting and finance, human capital, information management, supply chain management, internal audit/risk management and legal services on a project basis. The Company was originally part of Deloitte in North America. Its legacy in Europe is from Ernst & Young and in Asia Pacific from Deloitte Touche Tohmatsu Australia. Today, the Company is completely independent, autonomous and publicly traded on NASDAQ under its parent entity's name, Resources Connection, Inc. In addition to its project professional services, Resources Global Professionals has established itself as a leading business services provider for companies seeking independent and cost effective assistance for meeting or complying with many of the complex business and regulatory issues in today's marketplace.

    Headquartered in Costa Mesa, California, the Company operates from more than 60 worldwide offices. The U.S. client portfolio boasts more than 30 of the Fortune 50 companies. The company was recently named to Forbes Best 200 Small Companies list for the third consecutive year. More information about the company is available at http://www.resourcesglobal.com.

    Resources Connection will hold a conference call for interested analysts and investors at 5:00 pm, EDT today, March 29, 2005. This conference call will be available for listening via a webcast on the Company's Internet web site, at http://www.resourcesglobal.com/.

    Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," or "will" or the negative of these terms or other comparable terminology. Such statements and all phases of Resources Connection's operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in Resources Connection's Form 10-K for the year ended May 31, 2004 and Form 10-Q for the quarters ended August 31, 2004 and November 30, 2004 (File No. 0-32113). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Resources Connection's, and its industry's, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward- looking statements in this press release.

                           RESOURCES CONNECTION, INC.
                              SUMMARY OF OPERATIONS
                    (in thousands, except per share amounts)

                                      Quarter                 Nine Months
                                 Ended February 28,        Ended February 28,
                              -----------------------   -----------------------
                                 2005         2004         2005         2004
                              ----------   ----------   ----------   ----------
                                    (unaudited)               (unaudited)
Revenue                       $  135,199   $   87,758   $  387,627   $  221,315
Direct costs of
 services                         82,874       54,353      234,659      135,828
Gross profit                      52,325       33,405      152,968       85,487
Selling, general
 and administrative
 expenses                         29,600       22,724       82,951       60,424
Operating income
 before amortization
 and depreciation                 22,725       10,681       70,017       25,063
Amortization of
 intangible assets                   477          514        1,299        1,212
Depreciation expense                 529          507        1,639        1,327
Operating income                  21,719        9,660       67,079       22,524
Interest income                     (586)        (147)      (1,301)        (422)
Income before
 provision for
 income taxes                     22,305        9,807       68,380       22,946
Provision for
 income taxes                      9,145        4,021       28,036        9,342
Net income                    $   13,160   $    5,786   $   40,344   $   13,604
Diluted net
 income per share             $     0.26   $     0.12   $     0.80   $     0.29
Diluted shares                    50,968       48,280       50,382       47,700

                           RESOURCES CONNECTION, INC.
                       SELECTED BALANCE SHEET INFORMATION
                                 (in thousands)

                                              February 28, 2005    May 31, 2004
                                              -----------------   --------------
                                                 (unaudited)
Cash, cash equivalents and
 long-term marketable securities               $      108,834     $       68,126
Accounts receivable, less allowances           $       79,793     $       59,766
Total assets                                   $      288,958     $      226,263
Current liabilities                            $       52,452     $       41,241
Total stockholders' equity                     $      231,848     $      180,334

SOURCE  Resources Connection, Inc.
    -0-                             03/29/2005
    /CONTACT: Stephen Giusto, Chief Financial Officer of Resources Connection, Inc., +1-714-430-6500, steve.giusto@resources-us.com/
    /Web site:  http://www.resourcesglobal.com /